Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in (i) this Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (No. 333-159284) of RadioShack Corporation (the “Registration Statement”), (ii) Post-Effective Amendment No. 1 to the Registration Statement, and (iii) the Registration Statement as originally filed, of our report dated December 23, 2008 relating to the financial statements of the RadioShack 401(k) Plan included in the RadioShack 401(k) Plan’s Annual Report on Form 11-K for the year ended June 30, 2008.

/s/  Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.
Fort Worth, TX
November 5, 2009